UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2011

Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2011, Robert J. Krolik notified Move, Inc. (the “Company”) that the effective date of his resignation as Chief Financial Officer (“CFO”) of the Company would be effective as of the close of business on August 19, 2011. The Company previously reported notification to the Company by Mr. Krolik of his resignation as CFO, in its Current Report on Form 8-K filed on July 28, 2011.

On August 15, 2011, Robert J. Krolik and the Company entered into an agreement (“Transition Agreement”) relating to transition assistance to be provided by Mr. Krolik as the Company searches for a new CFO. The Transition Agreement provides, among other things, that Mr. Krolik’s employment with the Company after his resignation as CFO will continue on a part-time basis through October 19, 2011, that he will receive $1,000 per month during this time, and that after August 19, 2011, certain provisions in agreements between Mr. Krolik and the Company will cease to be of effect. The Transition Agreement is attached to this report as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

     99.1     Letter agreement between Robert J. Krolik and the Company dated August 15, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: August 16, 2011	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Letter agreement between Robert J. Krolik and the Company dated August 15, 2011